UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

October 25, 2021
Date of Report (date of earliest event reported)
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BUNGE LIMITED
(Exact name of registrant as specified in its charter)
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Bermuda (State or other jurisdiction of incorporation or organization)	001-16625 (Commission File Number)	98-0231912 (I.R.S. Employer Identification Number)
1391 Timberlake Manor Parkway Chesterfield, MO 63017
(Address of principal executive offices and zip code)
(314) 292-2000
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, $0.01 par value per share	BG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On October 25, 2021, Bunge Limited (the “Company”) issued a press release announcing the appointments of Michael Kobori and Kenneth Simril to the Board of Directors (the “Board”) effective October 25, 2021. With the appointments of Messrs. Kobori and Simril, the Board will consist of eleven directors.
Mr. Kobori, age 61, is currently the Chief Sustainability Officer at Starbucks Coffee Company, a position he has held since 2020. Previously, he served as Vice President, Sustainability with Levi Strauss & Co. from 2007 to 2020 and Director, Global Code of Conduct from 2001 to 2006. Prior to that, he was with The Asia Foundation, where he supported human rights and economic development in Bangladesh, Thailand and Vietnam. Mr. Kobori is a lecturer in corporate sustainability at the Haas Business School, University of California at Berkeley. Mr. Kobori has served on a number of not-for-profit boards and advisory commissions, including the Cotton Board, Better Cotton Initiative, Sustainable Apparel Coalition, ILO Better Work, Levi Strauss Foundation, and The Asia Foundation.
Mr. Simril, age 55, is the former President and Chief Executive Officer of Fleischmann’s Ingredients, a position he held from 2006 to 2021. Prior to joining Fleischmann’s, he was the Chief Financial Officer and Chief Operations Officer of Clipper Corporation. Before Clipper Corporation, Mr. Simril was the Chief Financial Officer of ClearPath Networks Inc. Mr. Simril has also served in various finance and engineering roles with Mobil Oil Corporation and Exxon Mobil Corporation. Mr. Simril is a former non-executive director on the board of At Home Group, Inc., and a former member of their Audit Committee and Special Committee of the Board of Directors. He currently serves as an independent director of American Funds managed by the Capital Group, a privately held company.
Mr. Kobori will serve on the Sustainability and Corporate Responsibility Committee and Enterprise Risk Management Committee, and Mr. Simril will serve on the Audit Committee and Human Resources & Compensation Committee.
Messrs. Kobori and Simril will receive compensation for service as directors consistent with that provided to the Company’s other non-employee directors, including a stock award of restricted stock units upon joining the Board. There are no arrangements or understandings between Messrs. Kobori or Simril and any other person pursuant to which either of them was elected as a director. There are no transactions between either Messrs. Kobori or Simril and the Company that would be reportable under Item 404(a) of Regulation S-K.
A copy of the press release announcing Messrs. Kobori and Simril is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 - Financial Statements and Exhibits.
(d):     Exhibits.

Exhibit No.	Description
99.1	Press release issued October 25, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 25th day of October, 2021.

BUNGE LIMITED

By:	/s/ Lisa Ware-Alexander
Name:	Lisa Ware-Alexander
Title:	Corporate Secretary